HI-TECH PHARMACAL PROVIDES FISCAL 2004 REVENUE

GUIDANCE

Amityville, NY, July 23, 2003—Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK) held an investor conference call reviewing its Fiscal 2003 results on Tuesday, July 22, 2003.

A replay of the conference call is available for one week by calling toll free 888-286-8010, or 617-801-6888 for international callers. The pass code for the replay is 69952513.

In addition to the information provided during the conference call, Hi-Tech would like to state that the management expects the Company to grow between 25% to 30% in Fiscal 2004. The Company experiences seasonal variations in the demand for its cough and cold products, no one quarter’s performance can be used to indicate the full year results. Therefore the Company’s first quarter ending July 31, 2003 may or may not be within this range. The Company’s guidance is provided on an annualized basis.

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing branded and generic products for the general healthcare industry. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, otic and inhalation products. The Company’s Health Care Products Division is a leading developer and marketer of branded prescription and OTC products for the diabetes marketplace.

Statements concerning future results in this release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectation and the current economic environment. These statements involve a number risks and uncertainties, including but not limited to the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those expressed or implied in the forward-looking statements and these statements are not guarantees of the future performance.

Contact:    David Seltzer, President & CEO

                  Tanya Akimova, Investor Relations

                  Tel. (631)789-8228

                  Fax (631)789-8824